SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005 (August 2, 2005)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-13489	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2005, National HealthCare Corporation issued a press release announcing the extension of its 1997 lease agreement with National Health Realty, Inc. through 2017 on seven long-term care centers, six assisted living centers and one retirement center. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

Date: August 2, 2005

Exhibit Index

Number	Exhibit
99	Press release, dated August 2, 2005

EXHIBIT 99

For release: August 2, 2005

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHC Extends NHR Lease through 2017

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC) today announced the extension of its 1997 lease agreement with National Health Realty, (NHR) through 2017 on seven long-term care centers, six assisted living centers and one retirement center.

The initial term of the lease was scheduled to expire on December 31, 2007. The lease extension is on the same terms as the original lease except that the extended lease clarifies the procedures by which NHC as tenant can make bed additions at existing centers.

NHC operates for itself and third parties 74 long-term health care centers with 9,177 beds. NHC also operates 31 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC's other services include managed care specialty medical units, Alzheimer's units, hospice and a rehabilitation services company. In order to understand in all material respects the financial condition, results of operations and cash flows of NHC, the investor must review our most recent Form 10-Q quarterly report, Form 10-K annual report and press releases which are available on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.